UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2019

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

1-442

Commission file number

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside Plaza, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2019, The Boeing Company (“Boeing”) entered into a $3.2 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”) with Citigroup, N.A. (“Citibank”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) as joint lead arrangers and joint book managers, JPMorgan as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces Boeing’s previous 364-day credit agreement, which was scheduled to terminate on October 30, 2019.

Under the 364-Day Credit Agreement, Boeing will pay a fee of 0.04% per annum on the commitments. Borrowings under the 364-Day Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the ICE benchmark settlement rate for US dollars for a period of one month plus 1.00%. Borrowings under the 364-Day Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable ICE benchmark settlement rate plus 0.835% per annum. The 364-Day Credit Agreement is scheduled to terminate on October 28, 2020, subject to Boeing’s right to extend the term for an additional 364 days or, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date that is the one-year anniversary of the termination date.

On October 30, 2019, Boeing also entered into a $3.2 billion, five-year revolving credit agreement (the “5-Year Credit Agreement”) with Citigroup and JPMorgan as joint lead arrangers and joint book managers, JPMorgan as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the 5-Year Credit Agreement. This facility replaces the $2.51 billion, five-year credit agreement dated as of November 10, 2011, as amended and extended.

Under the 5-Year Credit Agreement, Boeing will pay a fee between 0.045% and 0.125% per annum on the commitments, depending on Boeing’s credit rating. Borrowings under the 5-Year Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the ICE benchmark settlement rate for US dollars for a period of one month plus 1.00%. Borrowings under the 5-Year Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable ICE benchmark settlement rate plus between 0.58% and 1.00% per annum, depending on Boeing’s credit rating. The Five-Year Credit Agreement is scheduled to terminate on October 30, 2024, subject to Boeing’s right to extend the term on any anniversary of the closing for one additional year.

On October 30, 2019, Boeing also entered into a $3.2 billion, three-year revolving credit agreement (the “3-Year Credit Agreement” and, together with the 364-Day Credit Agreement and the 5-Year Credit Agreement, the “Credit Agreements”) with Citigroup and JPMorgan as joint lead arrangers and joint book managers, JPMorgan as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the 3-Year Credit Agreement.

Under the 3-Year Credit Agreement, Boeing will pay a fee between 0.045% and 0.125% per annum on the commitments, depending on Boeing’s credit rating. Borrowings under the 3-Year Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the ICE benchmark settlement rate for US dollars for a period of one month plus 1.00%. Borrowings under the 3-Year Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable ICE benchmark settlement rate plus between 0.58% and 1.00% per annum, depending on Boeing’s credit rating. The 3-Year Credit Agreement is scheduled to terminate on October 30, 2022, subject to Boeing’s right to extend the term on any anniversary of the closing for one additional year.

The Credit Agreements contain customary terms and conditions, including covenants restricting Boeing’s ability to permit consolidated debt (as defined in the applicable agreement) in excess of 60% of Boeing’s total capital (as defined in the applicable agreement) or to incur liens, merge or consolidate with another entity. Events of default under the Credit Agreements include: (1) failure to pay outstanding principal or interest within five business days of when due, (2) determination that any representation or warranty was incorrect in any material respect when made, (3) failure to perform any other term, covenant or agreement, which failure is not remedied within 30 days of notice, (4) a cross-default with other debt in certain circumstances, (5) the incurrence of certain liabilities under the Employee Retirement Income Security Act and (6) bankruptcy and other insolvency events. If an event of default occurs and is continuing, the lenders would have the right to accelerate and require the repayment of all amounts outstanding under the applicable agreement and would not be required to advance any additional funds.

Certain of the lenders and their affiliates have performed, and may in the future perform, for Boeing and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

The foregoing description is qualified in its entirety by the 364-Day Credit Agreement, the 5-Year Credit Agreement and the 3-Year Credit Agreement, which are filed as exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	364-Day Credit Agreement

10.2	5-Year Credit Agreement

10.3	3-Year Credit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary

Dated: November 1, 2019